FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        SOUTHERN COMPANY CAPITAL TRUST VI
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             (Exact name of registrant as specified in its charter)

                     DELAWARE                                  58-6442701
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(State of incorporation or organization) (IRS Employer Identification No.)

270 Peachtree Street, NW, Atlanta, Georgia                               30303
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          (Address of principal executive offices)                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                        Name of each exchange
             Title of each class                        on which each class is
             to be so registered                         to be so registered
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7.125% Trust Preferred Securities                     New York Stock Exchange
(liquidation amount $25 per Preferred Security)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-





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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the 7.125% Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities") of Southern Company Capital Trust VI, a Delaware business trust ("Southern Company Capital"). A description of the Preferred Securities is contained in the Registration Statement on Form S-3 of The Southern Company, Southern Company Capital Funding, Inc., Southern Company Capital and Southern Company Capital Trust VII, Registration Nos. 333-65178, 333-65178-01, 333-65178-02 and 333-65178-03, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus subsequently filed by The Southern Company, Southern Company Capital Funding, Inc., Southern Company Capital and Southern Company Capital Trust VII pursuant to Rule 424(b) under the Securities Act. Such prospectus shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

Exhibit Number

           1 - Registration Statement on Form S-3, as amended, filed by The Southern Company, Southern Company Capital Funding, Inc., Southern Company Capital and Southern Company Capital Trust VII (Registration Nos. 333-65178, 333-65178-01, 333-65178-02 and 333-65178-03) (the
                     "Registration Statement") (incorporated herein by reference).

           4(a) - Certificate of Trust of Southern Company Capital (designated in Registration Statement No. 333-64871 as
                     Exhibit 4.5-B and incorporated herein by reference).

           4(b) - Trust Agreement of Southern Company Capital (designated in Registration Statement No. 333-64871 as Exhibit 4.6-B and incorporated herein by reference).

           4(c) - Form of Amended and Restated Trust Agreement of Southern Company Capital (designated in Registration Statement No. 333-64871 as Exhibit 4.7-B and incorporated herein by reference).



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                                      - 2 -

           4(d) - Subordinated Note Indenture dated as of June 1, 1997 among Southern Company Capital Funding, Inc., The Southern Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (designated in the Form 10-K for the year ended December 31, 1997, File No. 1-3536, as Exhibit 4(a)(2) and incorporated herein by reference).

           4(e) - Form of Supplemental Indenture to Subordinated Note Indenture among Southern Company Capital Funding, Inc., The Southern Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (designated in Registration Statement No. 333-50659 as Exhibit 4.2 and incorporated herein by reference).

           4(f) - Form of Guarantee relating to Southern Company Capital (designated in Registration No. 333-64871 as Exhibit 4.11-B).


           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 26, 2002                 SOUTHERN COMPANY CAPITAL TRUST VI

                                      By SOUTHERN COMPANY CAPITAL FUNDING, INC.,
                                                     as Depositor



                                       By   /s/Wayne Boston
                                            Wayne Boston
                                            Assistant Secretary